EXHIBIT 99.1

Stacey Dwyer, EVP

301 Commerce Street, Ste. 500, Fort Worth, Texas 76102

817-390-8200

July 20, 2006

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL YEAR 2006 THIRD QUARTER RESULTS

FORT WORTH, TEXAS – D.R. Horton, Inc., America’s Builder (NYSE:DHI), the largest homebuilder in the United States, Thursday (July 20, 2006), reported net income for the quarter ended June 30, 2006 of $292.8 million ($0.93 per diluted share), compared to $371.7 million ($1.17 per diluted share) for the same quarter of fiscal year 2005. Earnings for the quarter ended June 30, 2006 reflect a pre-tax charge of $57.2 million ($0.11 per diluted share) to write off earnest money and pre-acquisition costs related to land option contracts. Consolidated revenue for the quarter increased 9% to $3.7 billion, from $3.4 billion in the same quarter of fiscal year 2005. Homes closed in the quarter increased 9% to 13,377 homes from 12,269 homes in the year ago quarter.

For the nine months ended June 30, 2006, net income increased 5% to $955.6 million ($3.02 per diluted share), compared to $906.7 million ($2.85 per diluted share) for the same period of fiscal year 2005. Consolidated revenue for the nine months increased 16% to $10.2 billion, from $8.8 billion for the same period of fiscal year 2005. Homes closed in the nine-month period increased 10% to 35,838 homes from 32,550 homes for the same period of fiscal year 2005.

As previously reported, net sales orders for the quarter ended June 30, 2006 were 14,316 homes ($3.8 billion), compared to 14,980 homes ($4.1 billion) for the same quarter of fiscal year 2005. Net sales orders for the first nine months of fiscal 2006 increased 6% to 41,550 homes ($11.4 billion), compared to 39,282 homes ($10.9 billion) for the same period of fiscal 2005. The Company’s backlog of homes under contract at June 30, 2006 increased 4% to 24,956 homes ($7.4 billion), compared to 23,916 homes ($7.0 billion) at June 30, 2005.

Donald R. Horton, Chairman of the Board, said, “Our people have worked very hard to achieve these results during a time when selling conditions are very difficult in the homebuilding industry. We have experienced a changing home sales environment since the beginning of the calendar year, which became more evident during our third quarter. As we indicated when we reported our net sales orders last week, the current home sales environment is characterized by an increase in both existing and new homes available for sale, higher than normal cancellation rates and an increase in the use of sales incentives in many of our markets. Due to these factors, last week we reduced our guidance for fiscal year 2006 to $3.65 per diluted share or greater (based on approximately 317 million diluted shares) on approximately 50,000 homes closed.”

The Company will host a conference call Thursday, July 20th at 10:00 a.m. ET. The dial-in number is 800-374-9096. The call will also be webcast from www.DRHORTON.com on the “Investor Relations” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 51,000 homes in its fiscal year ended September 30, 2005. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 83 markets in 27 states in the Mid-Atlantic, Midwest, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our expectation of fiscal year 2006 diluted earnings per share of $3.65 or greater (based on approximately 317 million diluted shares) on approximately 50,000 homes closed. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate construction and other business conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; the Company’s substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to successfully effect its growth strategies; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2006	2005	2006
	($ in millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$3,277.1	$3,581.4	$8,432.9	$9,842.7
Land/lot sales	32.4	12.2	177.5	119.2

	3,309.5	3,593.6	8,610.4	9,961.9

Cost of sales:
Home sales	2,413.7	2,788.7	6,279.8	7,400.6
Land/lot sales	17.0	6.7	105.4	46.2

	2,430.7	2,795.4	6,385.2	7,446.8

Gross profit:
Home sales	863.4	792.7	2,153.1	2,442.1
Land/lot sales	15.4	5.5	72.1	73.0

	878.8	798.2	2,225.2	2,515.1

Selling, general and administrative expense	302.0	356.4	826.7	1,046.9
Interest expense	—	—	—	15.0
Other (income)	(0.5)	(2.9)	(11.4)	(13.4)

Operating income from Homebuilding	577.3	444.7	1,409.9	1,466.6

Financial Services:
Revenues	60.7	74.2	156.5	206.6
General and administrative expense	38.5	50.8	105.1	147.6
Interest expense	4.1	8.7	9.1	24.7
Other (income)	(9.0)	(12.8)	(22.0)	(40.4)

Operating income from Financial Services	27.1	27.5	64.3	74.7

Income before income taxes	$604.4	$472.2	$1,474.2	$1,541.3
Provision for income taxes	232.7	179.4	567.5	585.7

Net income	$371.7	$292.8	$906.7	$955.6

Basic:
Net income per share	$1.19	$0.94	$2.91	$3.06

Weighted average number of common shares	312.4	312.8	312.0	312.7

Diluted:
Net income per share	$1.17	$0.93	$2.85	$3.02

Weighted average number of common shares	318.3	315.8	317.8	316.7

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$59.7	$60.1	$158.6	$164.5

Depreciation and amortization	$12.4	$14.3	$39.2	$40.7

Interest incurred	$73.0	$94.1	$213.9	$275.7

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

As of June 30,
2006
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$100.3
Inventories:
Construction in progress and finished homes	5,298.6
Residential land and lots — developed and under development	6,462.1
Land held for development	102.3
Consolidated land inventory not owned	142.4

12,005.4
Property and equipment (net)	130.7
Earnest money deposits and other assets	760.8
Goodwill	578.9

13,576.1

Financial Services:
Cash and cash equivalents	59.8
Mortgage loans held for sale	846.1
Other assets	77.7

983.6

$14,559.7

LIABILITIES
Homebuilding:
Accounts payable	$957.4
Accrued expenses and other liabilities	1,004.2
Notes payable	5,489.7

7,451.3

Financial Services:
Accounts payable and other liabilities	24.4
Notes payable	724.3

748.7

8,200.0

Minority interests	145.6

STOCKHOLDERS’ EQUITY
Common stock	3.2
Additional capital	1,650.3
Retained earnings	4,656.3
Treasury stock (at cost)	(95.7)

6,214.1

$14,559.7

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2005		2006		2005		2006
	Homes	$’s	Homes	$’s	Homes	$’s	Homes	$’s
Mid-Atlantic	1,453	$381.6	1,355	$330.4	3,753	$1,004.7	3,839	$956.9
Midwest	952	254.5	585	171.0	2,258	603.8	1,736	496.4
Southeast	2,346	577.3	2,186	530.4	6,079	1,485.8	6,455	1,595.8
Southwest	5,807	1,158.5	6,511	1,340.0	15,383	3,007.1	17,652	3,635.0
West	4,422	1,762.9	3,679	1,461.2	11,809	4,787.8	11,868	4,678.9

	14,980	$4,134.8	14,316	$3,833.0	39,282	$10,889.2	41,550	$11,363.0

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2005		2006		2005		2006
	Homes	$’s	Homes	$’s	Homes	$’s	Homes	$’s
Mid-Atlantic	978	$253.1	1,187	$319.4	2,681	$671.6	3,309	$877.9
Midwest	563	146.7	801	236.0	1,418	371.2	2,068	586.1
Southeast	1,942	447.9	2,212	529.3	5,039	1,137.3	5,907	1,463.3
Southwest	4,819	892.8	5,440	1,071.4	13,472	2,405.5	13,810	2,728.2
West	3,967	1,536.6	3,737	1,425.3	9,940	3,847.3	10,744	4,187.2

	12,269	$3,277.1	13,377	$3,581.4	32,550	$8,432.9	35,838	$9,842.7

SALES ORDER BACKLOG

	As of June 30,
	2005		2006
	Homes	$’s	Homes	$’s
Mid-Atlantic	2,812	$825.3	3,046	$826.7
Midwest	1,701	502.3	1,029	312.6
Southeast	4,027	1,047.0	3,684	1,040.8
Southwest	8,543	1,796.9	11,115	2,571.8
West	6,833	2,853.2	6,082	2,603.6

	23,916	$7,024.7	24,956	$7,355.5